SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 11, 2019

IONIS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

2855 Gazelle Court
Carlsbad, CA 92010
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.001 Par Value	“IONS”	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

Exchange and Subscription Transactions

As previously disclosed, on December 11, 2019, Ionis Pharmaceuticals, Inc. (Nasdaq: IONS) (the “Company”) entered into separate privately negotiated exchange and/or subscription agreements with certain new investors and certain of the holders of its 1.00% Convertible Senior Notes due 2021 (the “2021 Notes”) to exchange $340.2 million in aggregate principal amount of the Company’s 2021 Notes (the “Initial Exchange Transactions”) for $398.0 million in aggregate principal amount of the Company’s 0.125% Convertible Senior Notes due 2024 (the “2024 Notes”), and to issue and sell $109.5 million in aggregate principal amount of the Company’s 2024 Notes (the “Subscription Transactions” and, together with the Initial Exchange Transactions, the “Initial Transactions”).

On December 12, 2019, the Company entered into a privately negotiated exchange agreement (the “exchange agreement”) with a holder of the Company’s 2021 Notes to exchange $35.4 million in aggregate principal amount of the Company’s 2021 Notes (the “Additional Exchange Transaction” and, together with the Initial Transactions, the “Transactions”) for $41.4 million in aggregate principal amount of the Company’s 2024 Notes.

The issuance of the 2024 Notes pursuant to the Transactions will be effected in reliance on Section 4(a)(2) and Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).

The Company anticipates that the closing of the Transactions will occur on or about December 19, 2019 (the “Closing Date”), subject to customary closing conditions.

Following the closings of the Transactions, approximately $309.8 million in principal amount of the 2021 Notes will remain outstanding.

The new issuance of 2024 Notes will occur under an indenture related to the 2024 Notes, to be dated on or around December 19, 2019, between the Company and U.S. Bank National Association, as trustee.

The 2024 Notes will represent senior unsecured obligations of the Company and will pay interest semiannually in arrears on each June 15 and December 15, commencing on June 15, 2020, at a rate of 0.125% per annum. The 2024 Notes will mature on December 15, 2024, unless earlier converted or repurchased. The 2024 Notes will be convertible at the option of the holders in certain circumstances into cash, shares of the Company’s common stock or a combination of cash and the Company’s common stock, at the Company’s election. The initial conversion rate is 12.0075 shares of the Company’s common stock per $1,000 principal amount of 2024 Notes, which is equivalent to an initial conversion price of approximately $83.28 per share, and will be subject to customary anti-dilution adjustments. The Company may not redeem the 2024 Notes prior to the maturity date.

The description of the exchange agreement, including the exchange ratio of 2024 Notes for 2021 Notes in the Additional Exchange Transaction, is qualified in its entirety by reference to the form of exchange agreement, a copy of which is attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on December 12, 2019.

Convertible Note Hedge Transactions

As previously disclosed, on December 11, 2019, in connection with the Initial Transactions, the Company entered into convertible note hedge transactions with respect to its common stock (the “original convertible note hedge transactions”) with certain financial institutions (the “Dealers”). The original convertible note hedge transactions covered, subject to anti-dilution adjustments substantially identical to those in the 2024 Notes, approximately 6.1 million shares of common stock.

On December 12, 2019, in connection with the Additional Exchange Transaction, the Company amended and restated the original convertible note hedge transactions with respect to its common stock (the “amended convertible note hedge transactions”). The amended convertible note hedge transactions cover, subject to anti-dilution adjustments substantially identical to those in the 2024 Notes, approximately 6.6 million shares of common stock, which is equal to the number of shares of common stock that will initially underlie the 2024 Notes (taking into account the Additional Exchange Transaction) at an initial strike price of approximately $83.28 per share. The amended convertible note hedge transactions will expire upon the maturity of the 2024 Notes, if not earlier exercised or terminated. The amended convertible note hedge transactions are expected generally to reduce potential dilution to holders of common stock upon any conversion of the 2024 Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of the converted 2024 Notes, as the case may be. The amended convertible note hedge transactions are separate transactions, entered into by the Company with the Dealers, and are not part of the terms of the 2024 Notes.

The Company expects to use approximately $51.5 million of the net proceeds from the offering of the 2024 Notes to pay the cost of the amended convertible note hedge transactions (after such cost is partially offset by the proceeds to the Company of the amended warrant transactions described below).

Warrant Transactions

As previously disclosed, separately from the original convertible note hedge transactions, on December 11, 2019, in connection with the pricing of the 2024 Notes, the Company entered into warrant transactions with the Dealers (the “original warrant transactions”), pursuant to which the Dealers have a right to acquire, subject to customary anti-dilution adjustments, up to approximately 6.1 million shares of common stock in the aggregate at a strike price of approximately $123.38 per share.

On December 12, 2019, the Company amended and restated the original warrant transactions with the Dealers (the “amended warrant transactions”), pursuant to which the Dealers have a right to acquire, subject to customary anti-dilution adjustments, up to approximately 6.6 million shares of common stock in the aggregate at a strike price of approximately $123.38 per share. The Company offered and sold the warrants subject to the amended warrant transactions in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Neither the warrants nor the underlying shares of common stock, if any, issuable upon exercise of the warrants have been registered under the Securities Act and neither may be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The amended warrant transactions will have a dilutive effect to the extent that the market price per share of common stock exceeds the applicable strike price set forth in the amended warrant transactions. The amended warrant transactions are separate transactions, entered into by the Company with the Dealers, and are not part of the terms of the 2024 Notes. The warrants will expire in 2025.

Potential Effect of Convertible Note Hedge Transactions and Warrant Transactions

In connection with establishing their initial hedge positions in respect of the convertible note hedge transactions, the amended convertible note hedge transactions, the warrant transactions and the amended warrant transactions, the Company expects that the Dealers or their affiliates will purchase shares of the Company’s common stock and/or enter into various derivative transactions with respect to the Company’s common stock concurrently with the execution of the exchange and/or subscription agreements and the exchange agreement during the period prior to the Closing Date.  In addition, in the event of market disruptions, the period during which the Dealers or their affiliates will engage in such activities may be extended by up to five business days, in which case, the Company will correspondingly postpone the Closing Date.  This activity could increase (or reduce the size of any decrease in) the market price of common stock or the 2024 Notes at that time.

In addition, the Dealers or their affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s common stock and/or purchasing or selling the Company’s common stock or other securities in secondary market transactions following the execution of the exchange and/or subscription agreements and prior to the maturity of the 2024 Notes (and are likely to do so during any observation period related to a conversion of the 2024 Notes or following any redemption or repurchase of the 2024 Notes by the Company).  This activity could also cause or avoid an increase or a decrease in the market price of common stock or the 2024 Notes, which could affect the value of the shares of common stock that holders of the 2024 Notes will receive upon conversion of the 2024 Notes.

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This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer to sell, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. These securities have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state laws.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements regarding the expected closing and the terms of the Transactions. Such statements are subject to certain risks and uncertainties, including the ability to satisfy closing conditions specified in the exchange and/or subscription agreements and the exchange agreement. The Company’s forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although the Company’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by the Company. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning the Company are described in additional detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and its most recent Quarterly Report on Form 10-Q, which are on file with the SEC. Copies of these and other documents are available from the Company.

Ionis Pharmaceuticals™ is a trademark of Ionis Pharmaceuticals, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Ionis Pharmaceuticals, Inc.

Dated: December 13, 2019	By:	/s/ Patrick R. O’Neil
Patrick R. O’Neil
Senior Vice President, Legal, General Counsel and Chief Compliance Officer